SUB-ITEM 77Q3

AIM CORE BOND FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2008
FILE NUMBER 811-05686
SERIES NO.: 9

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                          $ 4,210
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                          $ 1,582
       Class C                                          $   677
       Class R                                          $    83
       Institutional Class                              $19,618

73A.   Payments per share outstanding during the entire current period:
       form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                           0.6028
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                           0.5267
       Class C                                           0.5267
       Class R                                           0.5767
       Institutional Class                               0.6430

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                            7,694
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                            2,774
       Class C                                            1,447
       Class R                                              171
       Institutional Class                               31,460

74V. 1 Net asset value per share (to nearest cent)
       Class A                                           $ 9.80
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $ 9.80
       Class C                                           $ 9.81
       Class R                                           $ 9.79
       Institutional Class                               $ 9.81